UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

iCAD, Inc.

(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT TO PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 17, 2022

June 8, 2022

The following information supplements the 2022 Notice of Annual Meeting and Proxy Statement (the “Proxy Statement”) of iCAD, Inc. (the “Company” or “we” or “us”) filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2022 and subsequently made available to the Company’s stockholders in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our 2022 Annual Meeting of Stockholders, scheduled for June 17, 2022 (the “2022 Annual Meeting”). These supplemental proxy materials, which are being filed with the SEC on June 8, 2022, should be read together with the Proxy Statement.

Proposal I – Election of Directors

During the quarter ended September 30, 2021, following our 2021 Annual Meeting of Stockholders (“2021 Annual Meeting”), we terminated our relationship with TME Consulting LLC (“TME”), in response to the voting results of the 2021 Annual Meeting. TME was the consulting company that, as we had disclosed in our proxy statement for each of the 2021 Annual Meeting and the 2022 Annual Meeting, was partially owned by Dr. Rakesh Patel, and provided consulting services to our company.

In light of the additional information and clarification described above, and remedial actions we have taken, the Board continues to recommend that you vote “FOR” each of our director nominees, including all incumbent members of the Board. If you have already cast a vote contrary to the Board’s recommendation on the foregoing matter and wish to change your vote, you may change your vote by following the instructions included in the Proxy Statement.